UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 29, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 29, 2024, at the Special Meeting, a total of 16,773,176 (or 93.859%) of the Company’s issued and outstanding shares of Class A common stock held of record as of November 15, 2024, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which received sufficient votes (more than a majority of the votes cast) for approval. The final vote tabulation for each proposal is set forth below.

1.	To approve and adopt a proposal to amend our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), any time before September 30, 2025, at a ratio ranging from one-for-five (1:5) to one-for-one hundred (1:100) (the “Reverse Split”) with the exact ratio within such range to be determined at the sole discretion of the Company’s Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

FOR	AGAINST	ABSTAIN
16,773,176	0	0

2.	To approve, for purposes of complying with NYSE American Rule 713, the issuance of shares of Class A Common Stock in an amount equal to or in excess of 20% of our Class A Common Stock outstanding immediately prior to such issuance in connection with the Exchange Agreement (the “Smithline Exchange Agreement”) with Smithline Family Trust II (“Smithline”).

FOR	AGAINST	ABSTAIN
15,664,421	0	1,108,755

3.	To approve, for purposes of complying with NYSE American Rule 713, the issuance of shares of Class A Common Stock in an amount equal to or in excess of 20% of our Class A Common Stock outstanding immediately prior to such issuance in connection with the Strata Purchase Agreement dated October 13, 2023 with ClearThink Capital Partners, LLC (“ClearThink”), as supplemented by the Supplement to Strata Purchase Agreement, dated as of October 13, 2023, and as amended, with ClearThink Capital Partners, LLC (the “Strata Purchase Agreement”) whereby ClearThink agreed to purchase up to $5,000,000 of shares of our Class A Common Stock and in connection with the Finder’s Fee Agreement, dated as of October 9, 2023, as amended (the “Finder Agreement”), with J.H. Darbie & Co., Inc., a registered broker-dealer (the “Finder”).

FOR	AGAINST	ABSTAIN
15,664,421	0	1,108,755

4.	To approve, for purposes of complying with NYSE American Rule 713, the issuance of shares of Class A Common Stock in an amount equal to or in excess of 20% of our Class A Common Stock outstanding immediately prior to such issuance in connection with the Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue to the Purchaser and subsequent purchasers who will also be parties to the SPA (the Purchaser, together with the purchasers, the “Purchasers”) Senior Notes in the aggregate principal amount of up to $2,800,000 (each a “Note” or, together, the “Notes”).

FOR	AGAINST	ABSTAIN
16,773,176	0	0

5.	To approve the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals.

FOR	AGAINST	ABSTAIN
16,773,176	0	0

6.	Such other matters as may properly come before the Special Meeting or any lawful adjournment or postponement thereof.

FOR	AGAINST	ABSTAIN
15,664,421	0	1,108,755

The Company’s stockholders approved all proposals. Although the adjournment proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: November 29, 2024	By:	/s/ Mark White
	Name:	Mark White
	Title:	Interim Chief Executive Officer

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